EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65786 of Datawatch Corporation on Form S-8 of our report dated November 25, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the merger of Datawatch Corporation and WorkGroup Systems Limited, which has been accounted for as a pooling-of-interests), appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 1996.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
December 26, 1996